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                                                                      EXHIBIT 17

                                 FORM OF PROXY


                    [Logo]                             YOUR VOTE IS IMPORTANT!
                  [Address]
                                                        VOTE TODAY BY MAIL OR
                                                           TOUCH-TONE PHONE
                                                   CALL TOLL FREE 1-XXX-XXX-XXXX

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                                             Please fold and detach card at perforation before mailing.
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 *** CONTROL NUMBER: xxx xxx xxx xxx xx ***


                        LARGE COMPANY GROWTH PORTFOLIO
                     Scudder Variable Life Investment Fund
                            Two International Place
                       Boston, Massachusetts 02110-4103
                              (800) [          ]
                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         3:00 p.m., on March 14, 2001

     The undersigned hereby appoints __________, ____________ and ____________, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of Large Company Growth Portfolio (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., 13th Floor, Two International Place, Boston, MA 02110-4103, on March 14, 2001 at 3:00 p.m., Eastern time, and at any adjournments thereof.

                                            PLEASE SIGN AND RETURN PROMPTLY
                                            IN THE ENCLOSED ENVELOPE. NO
                                            POSTAGE IS REQUIRED.

                                            Dated _______________________, 2001

                                            Please sign exactly as your name or
                                            names appear. When signing as an
                                            attorney, executor, administrator,
                                            trustee or guardian, please give
                                            your full title as such.

                  [Name]                    ____________________________________
                  [Address]
                                            ____________________________________
                                               Signature(s) of Shareholder(s)
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                   [Logo]                              YOUR VOTE IS IMPORTANT!
                  [Address]
                                                         VOTE TODAY BY MAIL OR
                                                           TOUCH-TONE PHONE
                                                   CALL TOLL FREE 1-xxx-xxx-xxxx

          Please fold and detach card at perforation before mailing.

     All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposals.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF LARGE COMPANY GROWTH PORTFOLIO. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSALS.
                                                          ---

                  Please vote by filling in the boxes below.


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                                                                 FOR         AGAINST       ABSTAIN
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PROPOSAL 1
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To elect Trustees of the Acquired Trust.
                                                                 [_]         [_]           [_]
NOMINEES:
(01) Henry P. Becton, Jr., (02) Linda C. Coughlin,
(03) Dawn-Marie Driscoll, (04) Edgar R. Fiedler,
(05) Keith R. Fox, (06) Joan Edelman Spero,
(07) Jean Gleason Stromberg, (08) Jean C. Tempel,
(09) Steven Zaleznick.

INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) on the line immediately below.


___________________________________________________

PROPOSAL 2
----------

To approve an Agreement and Plan of Reorganization               [_]         [_]           [_]
for the Fund (the "Plan"). Under the Plan, (i) all or
substantially all of the assets and all of the
liabilities of the Fund would be transferred to Kemper
Growth Portfolio, (ii) each shareholder of the Fund
would receive shares of beneficial interest of Kemper
Growth Portfolio in an amount equal in value to their
shares of the Fund, and (iii) the Fund would then be
terminated.
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PROPOSAL 3
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To ratify the selection of PricewaterhouseCoopers LLP as         [_]         [_]           [_]
the independent accountants for the Fund for the Fund's
current fiscal year.
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The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof.

                          PLEASE SIGN ON REVERSE SIDE